Exhibit 10.47

STATEMENT OF WORK

Symantec Outsourced North American

SMB & Mid-Market Renewal Program

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

SUMMARY		3
DETAILED SCOPE OF WORK		6
1.	Business Engagement	6
2.	Data Management Services	6
3.	Marketing Services	7
4.	Technology Services	7
5.	Telesales and Customer Service	9
6.	Order Management & Entitlement	9
7.	Invoicing, Credit & Collections	9
8.	Quarterly Reseller and Distributor Rebate Processing and Payment	10
9.	Reporting	10
10.	SMB Online Renewals	10
11.	Ownership	11
SCOPING ASSUMPTIONS		11
DEPENDENCIES		12
SYMANTEC DELIVERABLES		12
CHANGE IN SCOPE		13
PROJECT TIMELINE & RESOURCES		13
PRICING		13
ACCEPTANCE		16
APPENDIX I: RESELLER & END USER PROCESS FLOW		17
APPENDIX IA: ORDER / PARTNER REBATE PROCESSING		18
APPENDIX II: CONTACT STRATEGY (RESELLER & END CUSTOMER)		19
APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS		20
APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS, cont.		21
APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS, cont.		22

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

SYMANTEC OUTSOURCED NAM RENEWALS PROOF OF CONCEPT

Summary

This Statement of Work (“SOW”), defines the scope of services to be performed by Rainmaker Systems Inc. (“Rainmaker” or “Provider”) under the Master Services Agreement executed concurrently with this SOW (“MSA”) between Rainmaker and Symantec Corporation (“Symantec”). The effective date of this SOW (“Effective Date”) is April 1, 2008. Together, the MSA and this SOW constitutes the agreement between Symantec Corporation (hereinafter “Symantec”) and Rainmaker with respect to this engagement.

COMMENCEMENT/TIMELINE/TERRITORY

See “Project Scope and Timeline” below for more information. In summary – the Start Date of services commences April 1, 2008 and expires on March 31 2010, unless otherwise terminated in accordance with this SOW and the MSA. Symantec has the right to terminate this SOW at any time during the above-stated period by notifying Rainmaker in writing **** in advance of the effective date of cancellation. Rainmaker will continue to provide full services and support of the program up to and including the final day of termination of services. Such termination shall not affect Rainmaker’s entitlement to fees due for services completed during such termination notice period.

This SOW details the services to be provided by Rainmaker in assisting Symantec in driving an e-commerce business model focused on the sale of license renewals and upgrades the NAM Mid-Market (Mid-Market is defined as anything not in the Named Account list for Symantec sales) in North America. Rainmaker will accomplish this through direct and indirect sales and marketing, back office administration and hosted technology supporting. Rainmaker will manage the technology, operations, data, staffing, training, quality assurance process, reporting, and associated business processes.

DEFINITIONS

The following capitalized terms shall have the meanings given below. The below definitions are expressly understood to prevail over the MSA in the event of conflict between the MSA and this SOW.

“Master Reseller” is defined as Rainmaker’s marketing and selling of Service Agreements and software upgrades directly to End Users using Rainmaker’s own credit decisions, order management, customer invoicing, entitlement and collections as relates to all orders that are processed direct by Rainmaker, and does not include the right for Rainmaker to purchase Service Agreements and/or software upgrades for resale through other partners i.e. indirect sales.

“Service Agreements” are defined as those agreements between Symantec and its end-user customers, whereby Symantec provides maintenance and support of the Software purchased by customer.

“Software” is defined as Symantec’s proprietary software programs which are made generally available for purchase.

“Start Date” is defined as the date on which services commence under this SOW.

“Territory” is Symantec North America Mid-Market which is defined as anything not in the ‘Named Account list’ for Symantec sales

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Partner Renewal Rebate Program” is defined as a change in strategy whereby eligible end customers within the “Territory”, will be directed through Rainmaker for renewal of their service agreement or software license upgrade.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

DELIVERABLES/KEY MILESTONES

Program Set-up and Implementation: Data Integration for customer Territory related to Security and Availability, Partner Renewal Rebate Program, and Enhancements to Customer Portal and Partner Portal

Data Cleansing and Preparation of Mid-Market Data

Development of Notification Program for NAM Renewal End Customers in Territory

Creative design, messaging and development of marketing campaigns for the Mid-Market territory

Partner Portal development, set-up and activation for a mutually agreed upon number of Partners

•	Partner Portal user training via Rainmaker’s ViewCentral hosted technology for Symantec employees & participating partners

•	Incorporation of software license upgrade pricing

•	Mapping of installed base data and development of new notification program

•	Development of Partner Reports to identify selected reseller/last reseller of record at customer transaction level

•	Development of Partner Program marketing and roll-out campaign

•	REIS (Remote Expert Installation Service

•	Symantec Mail Security

•	BE 12 System Recovery Option

•	Rewards (TBD)

•	Net New Licenses

•	Partner Portal integrated into Symantec Partner Net

Ongoing Services

•	Notification program development & list processing, fulfillment and vendor management of customer and marketing notifications for NAM Mid-Market

•	Capturing of changes to end customer contact information, management of end customer contact data with ongoing updates to Symantec CRM via data file transmission

•	Monthly program management of customer and partner notifications

•	End Customer Marketing Notifications to NAM Mid-Market Renewal customers (Security and Availability)

•	Ongoing data management of Express Buying Program price list

•	Outbound and Inbound Telesales for NAM Mid-Market Renewal Customers

•	Up-sell & cross sell of software maintenance agreements and software upgrades, when appropriate for NAM Mid-Market Renewal Customers.

•	Processing of end customer transactions via the Customer Portal or telesales representative for renewal customers.

•	Order management, credit decisions, order management, invoicing and entitlement/contract registration for all orders processed direct through Rainmaker as a direct Reseller

•	Technology hosting and support of the Partner and Customer Portals

•	Maintain Partner Portal for Mid-Market Programs

•	Co-terming of support subscriptions in Customer Portal

•	Software License upgrade purchase in Customer Portal

•	Maintain selection of preferred reseller by end customer

•	Partner rollout, training, and ongoing adoption

•	Passing of primary reseller or selected reseller to Symantec via entitlement EDI transfer

•	Account management, contact profiling and installed base/contract management for agreed upon number of partners.

•	Reporting of key program metrics to Symantec.

•	Provide partner reports to Symantec via a consolidated partner transaction report.

•	Management and quarterly processing and payment of Reseller rebates.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

DETAILED SCOPE OF WORK

Rainmaker shall perform and deliver the following Deliverables, in consideration of the fees provided under “Pricing” below:

1.	Business Engagement

As a Master Reseller, Rainmaker will operate under branding provided by Symantec, currently “Symantec Renewals”, but in customer/partner interactions shall also clarify that they are an authorized service provider contracted with Symantec to assist the customer/partner with its renewals and processing.

1.1.	Rainmaker will act as an outsourced extension of Symantec when engaging with Symantec’s customers and partners, using the branding and “authorized service provider’ clarification outlined in the preceding bullet.

1.2.	Acting as a Master Reseller, Rainmaker will utilize its own policies for credit decisions and bad debt collections for uncollectible accounts.

1.3.	Rainmaker will provide dedicated Service Sales Representatives (SSR’s) to administer and provide sales support to both partners and customers (end-customers)

1.4.	Rainmaker will provide a project management team and dedicated account management for the duration of the SOW.

1.5.	Rainmaker, in conjunction with Symantec will pre-determine a set of program metrics to measure the success of the program.

1.6.	Acting as a Business Process Outsource Provider, Rainmaker will adhere to Service Levels determined by Symantec in conjunction with Rainmaker.

2.	Data Management Services

2.1.	Rainmaker will provide data management services for Symantec’s Mid-Market customers. Rainmaker will load the entire installed base/customer data for both Security and Availability for the periods of January 2005 – December 2010. List cleansing and address standardization of Symantec’s customer data will be performed upon loading of the segment data. Rainmaker will provide basic data validation processes needed to clean up records based on algorithms provided by Symantec. (Rainmaker Systems assumes a single data source (Oracle Applications) and a process to validate and correct address information, consolidating of customer notifications for mail processing. Additional data validation or processing may require additional scoping.)

2.2.	Symantec will provide a quarterly batch loads and weekly updates will be used to keep Rainmaker up-to-date with Symantec install base, customer, contact, product, reseller order and entitlement information.

2.3.	Rainmaker will be responsible for the mapping and loading of the segment contact and installed product information into its CRM application and application database.

2.4.	Rainmaker will work with Symantec in mapping the business process for Symantec’s current Notification Program. Rainmaker will be responsible for managing the process and will make necessary changes to promote greater efficiencies. These services include data preparation and management, marketing list preparation and fulfillment, and reporting.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5.	Rainmaker will map and load Symantec’s Price List and create service SKU’s for quoting and ordering purposes, provided however, that orders placed with Symantec shall utilize Symantec’s provided SKU numbers and Symantec shall not be obliged to recognize any SKU’s created by Rainmaker for its own internal purposes.

2.6.	Rainmaker will update its master price list with all pricing changes within 72 hours of receipt. (Symantec must provide a 60 day notification of any pricing changes.) Any changes outside of pricing such as new product offerings, new buying programs and new SKU’s or other material changes will require additional scoping and subject to T&M charges as listed in Change of Scope Section. Symantec will provide a 90 day advance notification for the aforementioned.

2.7.	Rainmaker will provide marketing list management and preparation for the purposes of marketing to Symantec’s customers and partners on a monthly basis.

2.8.	Rainmaker will provide updated contact information to Symantec in the form of entitlement feeds, which shall be in accordance with the EDI mapping structures.

2.9.	Rainmaker will extract and upload all order and customer information for the purposes of entitlement on a daily basis.

2.10.	Rainmaker will manage customer and partner “opt-out” databases to ensure customer/partner privacy.

3.	Marketing Services

3.1.	Develop marketing contact strategy based on Rainmaker best practices.

3.2.	Enhance creative design and content based on Symantec’s style guide and communication policies.

3.3.	Aggregate and send renewal notifications to Partners and end customers, per the process flows provided. (See Appendix #2 ) Notifications will be by email and direct mail.

3.4.	Provide campaign and response management metrics.

3.5.	Provide client marketing manager and marketing specialist for program management.

3.6.	Ongoing management of notification process.

3.7.	Create promotional, ad-hoc marketing, as necessary (subject to additional fees)

4.	Technology Services

4.1.	Configure and customize the Rainmaker’s Contract and Opportunity Management System based on the rules of engagement.

4.2.	Rainmaker will define, configure and assign opportunities to partners, customers and Rainmaker Sales representatives based on pre-defined business rules.

4.3.	Provide a Partner Portal to designated resellers to manage service opportunities, develop pricing scenarios and list quotes, acquire pricing SKUs/list prices and provide closed-loop reporting for all Mid-Market renewal opportunities as defined above.

4.4.	Rainmaker Systems is responsible for establishing and administrating accounts for each participating partner.

4.5.	The Partner Portal will provide a view of customer opportunities assigned to that partner only. These opportunities will be at an instance # level.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.6.	If the partner does not pursue a renewal opportunity within the territory and program scope, Rainmaker will directly pursue the sales opportunity on behalf of Symantec (1) **** past the expiration of the support subscription (2) otherwise upon expiration of the prior support subscription, unless (3) Reseller or end customer indicates the renewal is currently being processed by reseller.

4.7.	Participating partners will be provided with the means to manage their Mid-Market renewal opportunities, update opportunity status, forecast probability to close and conduct pricing scenarios (online quotes) based on available services.

4.8.	Partners will be provided reporting to measure performance.

4.9.	Provide a web-enabled portal for Symantec SMB and Mid-Market customers to review and renew maintenance agreements online.

4.10.	Rainmaker will cooperate with Symantec in the acquisition and management of the domain name to host the Customer Portal. Rainmaker may acquire and manage the domain name for Symantec, as mutually arranged. Rainmaker will consolidate the customer agreements pending expiration to provide a consolidated view to customer on the Customer Portal.

4.11.	Customers will be able to update contact information; information will be simultaneously updated in Rainmaker’s ERP and used for entitlement purchase. Customers cannot update billing information. (Based on the assumption that Symantec master customer record is based on ERP customer billing information).

4.12.	Customers will be able to view all of their licenses, co-term desired licenses and choose an end date for the new agreement that is greater than 12 months.

4.13.	Customers will be able to select their reseller of choice on the Customer Portal. Reseller will be passed in the entitlement feed back to Symantec for credit purposes.

4.14.	Customers will be able to purchase online using a credit card (MasterCard, Visa, AmEx and Discover). All credit card transactions will be processed through CyberSource using Rainmaker’s unique merchant ID approved by Symantec, currently contemplated to be “Rainmaker, an authorized reseller of Symantec Renewals”. Rainmaker shall be solely responsible to comply with applicable credit card industry regulations including any process or technology requirements governing use of credit cards, online security and the like, in effecting Rainmaker’s credit card transactions. It is expressly agreed that any customer disputes regarding Rainmaker’s charges and collections of credit card or invoiced transactions shall be added to the definition of Claims covered under the indemnity provided under Section 7 of the MSA.

4.15.	Customers may purchase online via Purchase order by submitting a purchase order with Net **** day terms and the required information per Rainmaker’s policies for any orders greater than $**** USD. No order will be processed and entitled until the customer faxes or emails the completed purchase order.

4.16.	Rainmaker will provide email order confirmations to customers once payment/purchase orders have been processed.

4.17.	Rainmaker will host a standalone instance of the application database on Symantec’s behalf.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Telesales and Customer Service

5.1.	Rainmaker will provide dedicated Service Sales Representatives (SSR’s) located at it’s multiple telesales centers to administer and provide sales support to both partners and end-customers

5.2.	Call center hours of operation are 6 a.m. to 5 p.m. PST.

5.3.	Provide two 800 numbers for partner and end customer response. Create a queue with ability to measure call volumes, abandonment rates, and conduct skills based routing.

5.4.	Provide sales assistance to Symantec partners and customers via the phone and email communications.

5.5.	Provide initial quote to mutually agreed upon number of participating partners. Partners using Symantec MSRP and published maintenance offerings.

5.6.	Provide pricing, service options and installed base reports to participating Symantec partners.

5.7.	Provide quotes to customers via the phone and email communications.

5.8.	Update customer and partner contact information in Rainmaker CRM system

5.9.	Up-sell to higher levels of service and software upgrades

5.10.	Sell new licenses if requested during renewal process

5.11.	Consolidate renewal opportunities for customer and or partners.

5.12.	Escalate partner and customer issues to Symantec.

5.13.	Escalate customer entitlement issues/denial of service to Symantec.

6.	Order Management & Entitlement

6.1.	Provide automated processing and clearing of customer orders completed via the Customer Portal or through Rainmaker Representatives.

6.2.	Provide audit trail and controls for orders and revenue recognition in adherence with Rainmaker’s internal Sarbanes-Oxley compliance policies.

6.3.	Release and invoice of all orders received by 3 pm PST

6.4.	Rainmaker will complete two EDI transfers daily, Monday through Friday, for all orders processed by 3 pm. The transfers will be processed at 11 a.m. and 5 p.m. PST, with the exception of quarter-end orders, when the last batch should be sent by 11:45pm PST

6.5.	Rainmaker will be responsible for monitoring the “850 notifications” to ensure Symantec has received the EDI file. Symantec will ensure that their systems are able to receive the notification and will provide adequate monitoring and notification to Rainmaker should problems occur.

7.	Invoicing, Credit & Collections

7.1.	All orders direct to Rainmaker, as a Master Reseller, will be uploaded to Symantec via an EDI feed on a daily basis. Rainmaker will upload files for transactions based on Symantec’s file format.

7.2.	Rainmaker will invoice the end customer’s directly using Rainmaker’s standard invoicing template and Symantec-approved branding, currently contemplated as “Rainmaker, a service provider for Symantec Renewals”.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3.	Rainmaker will utilize its standard collections policies and communications for overdue accounts. Rainmaker shall be entirely responsible for addressing and resolving any collections disputes with respect to the renewals it sells, either by credit card over the Customer Portal or via PO/Invoice.

8.	Quarterly Reseller Rebate Processing and Payment

8.1.	Rainmaker will track, process and distribute payment of Reseller rebates on Rainmaker Direct orders. (See Appendix IA)

8.2.	Rainmaker will receive a discount of **** off list price (defined as Symantec’s MSRP) on all Rainmaker Direct orders for the purpose of distributing rebate payments to the channel. Rainmaker will retain **** and distribute the remaining **** to the partners

8.3.	For the purpose of the rebate payment process, Rainmaker will run a quarterly consolidated Purchase Order Report of all direct orders and calculate rebates for resellers.

8.4.	Quarterly, Rainmaker will process rebate checks and send to resellers.

8.5.	Rainmaker will provide a quarterly report on reseller rebate payment details.

8.6.	Registration Process (Appendix IV)

9.	Reporting

9.1.	Rainmaker will provide its standard set of reports to measure reseller and Rainmaker performance: 1) Opportunity status report 2) Opportunity Pipeline Report 3) Comparative Bookings Report, 4) Booked opportunities report. Reports will be published and available to Symantec within 48 hours of receipt of reseller POS data from Symantec.

9.2.	Rainmaker will provide a Partner Reseller Report to Symantec of all the orders booked online via the customer portal. The report will be a consolidation of prior month’s activities delivered on the fifth business day of the following month.

9.3.	Rainmaker will provide a Business Review every 90 days during the SOW period.

10.	Online Renewals

As an integrated part of the processes and deliverables above, Rainmaker will support online and telesales renewals for Symantec in the Mid-Market segment. (Mid-Market is defined as anything not in the “Named Account list” for Symantec sales.

10.1.	As part of the existing data files, Symantec will provide customer installed base and renewal data.

10.2.	Rainmaker will integrate this customer data and conduct marketing and sales campaigns as part of the existing program.

10.3.	Rainmaker and Symantec will partner to address necessary changes to the Renewals pages of the Symantec.com website to ensure the best possible user experience.

10.4.	The existing Symantec Online Renewals 800 number will be modified / redirected to the Rainmaker sales team for Symantec renewal sales. Rainmaker sales reps will triage calls to determine the nature of the call and handle accordingly; facilitating customer sales directly and/or redirecting customers service and technical support questions to the appropriate Symantec resources.

10.5.	Symantec Online customers that wish to renew online from the Symantec.com website will be seamlessly directed to the Rainmaker hosted online Customer portal.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.6.	Rainmaker will process and report on these orders in the same manner as all Rainmaker Direct transactions described in this document. As with all customers conducting transactions on the Customer Portal, Symantec Online customers will be prompted to select a designated reseller. If no prior designated reseller exists, the customer will have the option to select a reseller or leave the field unassigned. Rainmaker will pass the reseller information to Symantec as part of the order file.

11.	Ownership

The following terms are expressly understood to prevail over the MSA in the event of conflict between the MSA and this SOW.

11.1.	In addition to the Existing Intellectual Property of either party, Rainmaker and Symantec acknowledge that certain new or additional intellectual property will be created by either party, jointly or separately in furtherance of the performance of this SOW, during the course of the services hereunder (“New Intellectual Property”). Such New Intellectual Property under this SOW consists of website content and look and feel (for both the Customer Portal and/or Partner Portal), whether in html or any other formats, marketing materials, communications, and the like, but expressly excludes code updates to Rainmaker Existing Intellectual Property comprising the Rainmaker software technology which may be used to display, perform or deliver any of the foregoing. All right title and interest in New Intellectual Property is owned by Symantec, and Rainmaker acknowledges that any contribution of Rainmaker to such New Intellectual Property shall be considered a Work for Hire under applicable U.S. and international copyright laws. Rainmaker shall at Symantec’s expense reasonably cooperate with Symantec’s efforts to register its interest in such New Intellectual property, and execute such assignments as Symantec may reasonably request to perfect or demonstrate Symantec’s ownership.

Scoping Assumptions

1.	Customer and Partner Portals will continue to be Symantec Branded. No changes outside the style guides and the client’s standard web header/footer style are required for the Rainmaker Customer and Partner portals.

2.	Data cleansing services are limited to those outlined in the scope above. All other data cleansing is expected to be performed prior to submission to Rainmaker. If additional data cleansing is required, additional scooping is required.

3.	Standard Rainmaker batch integration is used. Mapping is done from a single source (assuming Symantec Oracle database) for the initial batch loads and any subsequent data updates. Mapping to and from multiple systems would require additional scoping

4.	The scope of this program for partner notification, acceptance, and support services will include designated Symantec SMB and Mid-Market Partners and Symantec’s SMB and Mid-Market customer base as defined by Symantec.

5.	Estimated **** annual NAM SMB and Mid-Market End Customer Renewals.

6.	Rainmaker will utilize its standard quoting and invoice layouts.

7.	Symantec will provide data and unique references for Rainmaker to link customer contact data with service agreement and installed data.

8.	Reporting is limited to the standard Rainmaker reporting.

9.	All services are provided in the English language and all transactions are in US dollars ($).

10.	Rainmaker will host the CRM application with a separate database instance and user/setid based permissions/security.

11.	Rainmaker fees are based on the current Symantec net revenue run rate of $****. Changes to available opportunity may result in re-evaluation of the fees and terms of this SOW.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Dependencies

1.	Rainmaker will focus on direct selling and marketing campaigns for the NAM Mid-Market Territory

2.	Rainmaker will provide a single point of contact for issue resolution and delivery oversight as identified below.

3.	Rainmaker execute various marketing campaigns, meeting the Symantec standards aimed at driving inbound calls, portal access and demand for Service Agreements.

4.	Symantec will make the necessary resources available, in a timely fashion, to complete all phases of the effort.

5.	Symantec will provide a single point of contact for contract issue resolution and delivery oversight as identified below.

6.	Symantec will provide ample notice to Rainmaker when material changes have been made to the Program.

7.	Symantec will allocate the necessary resources to assist Rainmaker in transitioning of outsourced business processes and the ongoing management of the business.

8.	Symantec will allocate a resource to oversee the business relationship with Rainmaker, provide strategic direction and assist in defining rules of engagement and act as the final decision maker to all changes to the program.

Symantec Deliverables

Symantec and Rainmaker must develop a business partnership to ensure the success of this SOW. Symantec, in good faith, must communicate all information, business rules or changes that may have a material impact to the SOW to Rainmaker within a reasonable period of time. Symantec must provide the following support:

1.	Program business manager to serve as daily point of contact for partner and customer escalations, one-off approvals such as pricing discounts, etc.

2.	Adequate documentation on business processes, workflows and data definitions for the support of mapping data and business processes into the Rainmaker Revenue Delivery Platform.

3.	**** turnaround on all approvals – marketing, scope changes, etc.

4.	Master price list with mapping procedures and pricing definitions within **** of signed SOW. Adequate notice **** of material changes to price list/definitions.

5.	Adequate notification of change in key project team members and contacts.

6.	List of key managers and associated escalation process for issues that may arise

7.	Transfer of final data files will occur within **** of SOW approval; Customer Contact Information, Preferred Partner or partner of record with reference back to customer, Master products catalog inclusive of product line description, catalog numbers, product family, etc. , master price list for maintenance including catalog numbers(SKU’s), pricing, description and reference or link to Master Products Catalog and Customer Installed Product Information

8.	Symantec will be responsible for the administration of the Partner Renewal Access Program.

9.	Symantec will make a formal announcement to the participating resellers about the Partner “Renewal Access Program”

10.	Symantec will be responsible for the scheduling and training of the Partner “Renewal Access Program” Rollout with assistance from Rainmaker.

11.	Symantec will provide site to site access to the installed base reporting to provide to resellers and SMB and Mid-Market end customers

12.	Symantec will predetermine exclusions to the program, such as named and managed accounts, and will provide Rainmaker with a list of these exclusions. This list will be provided to Rainmaker in conjunction with the installed base data delivery.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.	Within **** of the end of every quarter Symantec will provide a file containing all Sales numbers for the previous quarter for the products and market segment that Rainmaker operates in. This file will be matched against the date in the Rainmaker CRM system to determine the value of sales made by the channel partners that were facilitated by Rainmaker.

Change in Scope

Should Symantec change the scope of work or require additional services outside of the services listed in the Statement of Work, Rainmaker will charge Time and Materials rates for Professional Services. Rainmaker will outline the changes and scope of work in a Change Request document and submit to Symantec for approval prior to rendering services. A detailed statement of work and estimated hours will be included in the Change Request. The completed services will be billed monthly at the below-mentioned professional services rates.

Project Management: $****

Business Analyst: $****

Application Development: $****

DBA: $****

Tele-Sales Reps: $****

PRICING

Rainmaker will be compensated for its services under this SOW as set forth below, and as further detailed in the following pages:

1.	**** Revenue-share for Net Revenue for renewals in the “Territory” during the SOW service period of April 1, 2008 to March 31, 2010

2.	**** Margin retention for those Maintenance Agreements/Software Upgrades which Rainmaker sells on behalf of the Partners as a service within the Renewal Access Program as a Master Reseller during the SOW service period of April 1, 2008 to March 31th, 2010

3.	**** Margin retention for those Maintenance Agreements/Software Upgrades which Rainmaker sells as part of the rescue service provided that are past the expiration date as a Master Reseller during the period of April 1, 2008 to March 31th, 2010

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

PRICING, cont.

Component Description:	Actual Fees:	Duration:
Agency Fees for Partner Program

Channel Facilitation Fees Agency Pricing per MSA of **** of Net Revenues to Symantec from NAM Mid-Market Service Agreements ****		24 months (beginning April 1, 2008, ending on March 31th, 2010 )

**** **** **** ****

Partner Rebate Direct Business Revenue Net Revenue for business booked direct by Rainmaker on behalf of the Partners in the Partner Access Program	Rebate margin retention based on **** discount (See NOTE 2 below)	24 months (beginning April 1, 2008, ending on March 31th, 2010 )

Partner Portal Hosting/Maintenance Hosted CRM (Opportunity Manager, Pricing Management and Reporting). Management and installation of any patches.	****

****

Partner Management and Facilitation Services

Dedicated representatives for assisting resellers. Response to inbound calls & emails, data capture and updates in CRM application, running of installed base reports and other reports, updates to partner portal, and pricing/quoting assistance. Hosting of dedicated toll-free number for partner portal hotline for Symantec’s resellers.

24 months (beginning April 1, 2008, ending on March 31th, 2010 )

Management and fulfillment of partner notifications; Management & fulfillment of customer notifications on Reseller’s behalf.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

PRICING, cont.

OUTSOURCING SERVICES

Telesales/ Telesales Management

Dedicated representatives & manager for direct selling of services past expiration in a rescue motion to Symantec’s customers. Outbound and inbound calls, emails, data capture, and telesales management. Manage and fulfillment of resellers/customers renewal notifications.

	****Margin Retention	24 months (beginning April 1, 2008, ending on March 31th, 2010 )

24 months

Marketing/Notification Process Management/ Marketing Management

Preparation and processing of notification lists, mail house and vendor management, marketing operations management, campaign metrics, ongoing management of Security and Availability Notification programs and contact strategy, adhoc marketing

	****	(beginning April 1, 2008, ending on March 31th, 2010 )
	****	24 months (beginning April 1, 2008, ending on March 31th, 2010 )

Customer Portal Hosting/Maintenance Hosted e-commerce renewals Website for Symantec customers to view agreements and renew online. Management and installation of patches.
24 months

Invoicing, Credit, Collections & Credit Card Processing

Order management, entitlement invoicing, credit, and collections services under Rainmaker, an authorized reseller for Symantec SMB Renewals. Reporting of Rainmaker performance and key success metrics.

	****	(beginning April 1, 2008, ending on March 31th, 2010 )

NOTE 1: Changes to the available opportunity, pricing of Symantec’s service offerings, or Symantec’s Named Account list will result in a change to the terms of this SOW.

NOTE 2: During the specified period, Symantec’s price to Rainmaker for renewals will be Symantec’s then-current applicable list price (Symantec’s MSRP) for such renewals and upgrades, less a discount of ****. Of such discount, Rainmaker will retain **** as payment for all services and distribute **** in the form of channel rebates as described in section 8 above. Additional discount to Rainmaker may be approved on a case by case basis, under Symantec’s then-current internal business approval process.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

PRICING, cont.

Payment Schedule

Invoice Description	Total

Upon SOW Signing	Included in fees

**** of Net Revenue for all business booked direct by Rainmaker for expired subscriptions	Fees/Margin as sold and retained by Rainmaker on an order by order basis

**** Discount off of list price (Symantec MSRP) for any transaction in Territory (Mid-Market) As Master Reseller (**** to be retained by Rainmaker)	Fees/Margin as sold and retained by Rainmaker on an order by order basis

Agency Fee of **** of Symantec’s NAM Mid-Market Revenue (capped on a quarterly basis as detailed in pricing chart)	To be paid **** days of Rainmaker’s **** invoice

*	To be calculated using the monthly EDI report provided to Rainmaker by Symantec.

ACCEPTANCE

Agreed and accepted:

Symantec Corporation		Rainmaker Systems, Inc.

By:	/s/ Mark Richards	By:	/s/ Steve Valenzuela

Title:	Vice President Inside Sales & Renewals	Title:	CFO

Printed Name:	Mark Richards	Printed Name:	Steve Valenzuela

Date:	6/27/08	Date:	6/27/08

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX I: Reseller & End User Process Flow

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX IA: Order / Partner Rebate Processing

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX II: CONTACT STRATEGY (RESELLER & END CUSTOMER)

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS, cont.

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX III: RAINMAKER DATA INTEGRATION PROCESS, cont.

****

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX IV: Registration Process

Rainmaker Systems will facilitate and manage the registration process for eligible Symantec partners. Rainmaker will require that Symantec provide a list of partners and contact information (including email and mailing address) in order for Rainmaker to commence outbound marketing activities for the program launch.

Program Launch

Rainmaker will provide outbound marketing to solicit partner self-registration using DBA or Tax ID as a unique identifier via an online registration page. In the absence of DBA or Tax IDs, Rainmaker requires Symantec to provide Standard company names and the alternate names that the company is referred to as in the Symantec Data file.

Rainmaker will use information collected to create partner logins and to facilitate monthly email communication to each partner with their renewal opportunity amount and login information. Rainmaker will provide Symantec with partner data in a .csv format.

Ongoing Program Management

Rainmaker will continue to provide a hosted registration page for participating partners to update and new eligible partners to register. All data updates and new registrations will be provided to Symantec in .csv format on a quarterly basis.

[****]=Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.